Exhibit 1(a)(3)


                         SCUDDER GROWTH AND INCOME FUND

                Certificate of Amendment of Declaration of Trust
                ------------------------------------------------

     The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Growth and Income Fund, a Massachusetts business trust, (the "Trust") acting pursuant to Article VIII, Section 8.3 of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended, (the "Declaration of Trust") do hereby certify that the following amendment to the Declaration of Trust was adopted by the favorable vote on February 12, 1991 of the majority of Trustees, to wit,

         RESOLVED that upon the date the Trust's Post-Effective Amendment to its Registration Statement under the Securities Act of 1933 offering shares of a series of the Trust designated "Scudder Quality Growth Fund", becomes effective, Sections 1.1 and 1.2(o) of the Amended and Restated Declaration of Trust dated November 3, 1987, as amended, are amended to change the name of the Trust from "Scudder Growth and Income Fund" to "Scudder Investment Trust" so that said Sections read in their entirety as follows:

             "Section 1.1. Name. The name of the trust created hereby is the "Scudder Investment Trust."

             "Section 1.2(o). The "Trust" means the Scudder Investment Trust."

     IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.


Dated February 12, 1991


                                             /s/ George M. Lovejoy, Jr.
--------------------------------             ----------------------------------
Henry P. Becton, Jr., as Trustee             George M. Lovejoy, Jr., as Trustee

/s/Amey A. DeFriez
--------------------------------             ----------------------------------
Amey A. DeFriez, as Trustee                  Wesley W. Marple, Jr., as Trustee

/s/Dudley H. Ladd
--------------------------------             ----------------------------------
Dudley H. Ladd, as Trustee                   Juris Padegs, as Trustee

/s/Daniel Pierce
--------------------------------
Daniel Pierce, as Trustee





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